Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Amendment No.2 to the Registration Statement of Federal Trust Corporation on Form S-1 of our report dated March 14, 2008 relating to the consolidated balance sheets, consolidated statements of operations, consolidated statements of stockholders’ equity and consolidated statements of cash flows of Federal Trust Corporation and subsidiaries.

/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Orlando, Florida
May 8, 2008